     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 26, 1995
                                                            Registration No. 33-
================================================================================
--------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               _________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               _________________
                                 BANCTEC, INC.
            (Exact name of registrant as specified in its charter)


      DELAWARE                                                    75-1559633
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                            4435 SPRING VALLEY ROAD
                              DALLAS, TEXAS 75244
         (Address of principal executive offices, including zip code)
                             ____________________


   BANCTEC, INC./RECOGNITION INTERNATIONAL INC. 1990 CORPORATE INCENTIVE PLAN

     BANCTEC, INC./RECOGNITION INTERNATIONAL INC. CORPORATE INCENTIVE PLAN

       BANCTEC, INC./RECOGNITION INTERNATIONAL INC. STOCK OPTION PLAN VII

    BANCTEC, INC./RECOGNITION INTERNATIONAL INC.  DIRECTOR STOCK OPTION PLAN


                           (Full title of the plans)

                                 TOD V. MONGAN
                       SENIOR VICE PRESIDENT, SECRETARY
                              AND GENERAL COUNSEL
                                 BANCTEC, INC.
                            4435 SPRING VALLEY ROAD
                             DALLAS, TEXAS  75244
           (Name, address and telephone number of agent for service)

                                   copy to:

                                 JIM A. WATSON
                            VINSON & ELKINS L.L.P.
                           3700 TRAMMELL CROW CENTER
                               2001 ROSS AVENUE
                           DALLAS, TEXAS 75201-2975
                                (214) 220-7762

                        CALCULATION OF REGISTRATION FEE

===========================================================================================

     Title of                              Proposed maximum   Proposed maximum
 securities to be          Amount to be     offering price       aggregate       Amount of

-------------------------------------------------------------------------------------------
Common Stock, $.01 par
value per share           1,354,763 shares      $20.25          $27,433,950        $9,460


===========================================================================================

          *Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and based on the average of the high and low prices of the Common Stock reported on The Nasdaq National Market on October 19, 1995.
================================================================================

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

         The following documents have been filed with the Securities and Exchange Commission (the "Commission") by BancTec, Inc., a Delaware corporation (the "Company'), and are incorporated herein by reference and made a part hereof:

         (a) The Company's Annual Report on Form 10-K for the year ended March 26, 1995;

         (b) The Company's Current Report on Form 8-K dated May 19, 1995 (filed with the Commission on May 31, 1995);

         (c) The Company's Quarterly Report on Form 10-Q dated August 4, 1995, for the quarter ended June 25, 1995; and

         (b) The description of the Company's Common Stock, $.01 par value per share, contained in the Company's Registration Statement on Form 8-A filed with the Commission on July 6, 1988.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date hereof and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

         Article Eleventh of the Certificate of Incorporation of the Company provides that the Company shall indemnify its officers and directors to the maximum extent allowed by the Delaware General Corporation Law. Pursuant to
Section 145 of the Delaware General Corporation Law, the Company generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the Company, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the Company, unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Company also has the power to purchase and maintain insurance for its directors and officers. Additionally, Article Eleventh of the Certificate of Incorporation provides that, in the event that an officer or director files suit against the Company seeking indemnification of liabilities or expenses incurred, the burden will be on the Company to prove that the indemnification would not be permitted under the Delaware General Corporation Law.


         The preceding discussion of the Company's Certificate of Incorporation and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by the Certificate of Incorporation and Section 145 of the Delaware General Corporation Law.

         The Company has entered into indemnity agreements with its directors and officers. Pursuant to such agreements, the Company will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Company or assumed certain responsibilities at the direction of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

         Not applicable.

ITEM 8.  EXHIBITS.
         --------

         Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

         4.1 -- BancTec, Inc./Recognition International Inc. 1990 Corporate Incentive Plan, as amended and restated on October 23, 1995.

         4.2 -- BancTec, Inc./Recognition International Inc. Corporate Incentive Plan, as amended and restated on October 23, 1995.

         4.3 -- BancTec, Inc./Recognition International Inc. Stock Option Plan VII, as amended and restated on October 23, 1995.

         4.4 -- BancTec, Inc./Recognition International Inc. Director Stock Option Plan, as amended and restated on October 23, 1995.

         5.1  --  Opinion of Vinson & Elkins L.L.P.

         23.1 --  Consent of Arthur Andersen LLP

         24.1 --  Power of Attorney (see signature pages hereto)


ITEM 9.  UNDERTAKINGS.
         ------------

         The Company hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 26th day of October, 1995.

                                BANCTEC, INC.


                                By:
                                     ________________________________
                                     Grahame N. Clark, Jr.
                                     Chairman of the Board
                                     and Chief Executive Officer


   Each person whose signature appears below authorizes Grahame N. Clark, Jr. and Tod V. Mongan, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Company and to file any amendments to this Registration Statement necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate.

Signature                          Capacity                          Date
---------                          --------                          ----
_______________________  Chairman of the Board and Chief       October 26, 1995
  Grahame N. Clark, Jr.  Executive Officer and Director
                         (Principal Executive Officer)

_______________________  President and Director                October 26, 1995
  Norton A. Stuart, Jr.


_______________________  Senior Vice President, Chief          October 26, 1995
  Raghavan Rajaji        Financial Officer and Treasurer
                         (Principal Financial Officer)

_______________________  Vice President and Corporate          October 26, 1995
  Michael D. Kubic       Controller (Principal Accounting
                         Officer)


_______________________  Director                              October 26, 1995
  Michael E. Faherty


_______________________  Director                              October 26, 1995
  Paul J. Ferri


_______________________  Director                              October 26, 1995
  Rawles Fulgham


_______________________  Director                              October 26, 1995
  Thomas G. Kamp


_______________________  Director                              October 26, 1995
  Michael A. Stone


_______________________  Director                              October 26, 1995
  Merle J. Volding

                                 EXHIBIT INDEX

                                                                      Sequential
Exhibit                  Description of Exhibit                       Page No.
-------                  ----------------------                       --------
4.1    --    BancTec, Inc./Recognition International Inc. 1990 Corporate
             Incentive Plan, as amended and restated on October 23, 1995.

4.2    --    BancTec, Inc./Recognition International Inc. Corporate Incentive
             Plan, as amended and restated on October 23, 1995.

4.3    --    BancTec, Inc./Recognition International Inc. Stock Option Plan VII,
             as amended and restated on October 23, 1995.

4.4    --    BancTec, Inc./Recognition International Inc. Director Stock Option
             Plan, as amended and restated on October 23, 1995.

5.1    --    Opinion of Vinson & Elkins L.L.P.

23.1   --    Consent of Arthur Andersen LLP

24.1   --    Power of Attorney (see signature pages hereto)